Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION

January 6, 2023	CONTACT BENJAMIN BOCHNOWSKI

219-853-7575

Finward Bancorp Chief Risk Officer and General Counsel to Retire in May 2023

Munster, IN – Finward Bancorp (the “Bancorp”) (Nasdaq: FNWD) announced today, that effective at the close of business on May 5, 2023, Leane E. Cerven, Executive Vice President, Chief Risk Officer, General Counsel, and Corporate Secretary, will be retiring from her role at the Bancorp and its wholly-owned bank subsidiary, Peoples Bank (the “Bank”).

Ms. Cerven, who will turn 65 in April, has been employed with the Bancorp and the Bank since 2010 as General Counsel and Corporate Secretary. In 2021, Ms. Cerven assumed the position of Chief Risk Officer of the Bancorp and the Bank in addition to her other responsibilities. In her current role as Chief Risk Officer, General Counsel and Corporate Secretary, Cerven oversees the Legal, Corporate Secretary, Compliance, Fraud, CRA, and Audit functions of the Bancorp and the Bank. Lynette M. Klemm, the current Director of Audit for the Bank, will replace Ms. Cerven as the Interim Chief Risk Officer for the Bancorp and the Bank until such time as a permanent appointment may be made. Ms. Klemm has worked in Internal Audit in the banking industry for 34 years. She is a Certified Bank Auditor, Certified Financial Services Auditor, and Certified Risk Professional. Bridget Stout, Senior Auditor, will take on the role as Interim Director of Audit.

“Leane has played an instrumental role in the Bank’s growth since she joined us over ten years ago,” said Benjamin Bochnowski, chief executive officer. “Her experience and insight as both Chief Risk Officer and General Counsel have been invaluable assets for the Bank for more than a decade. Leane’s work to build a strong risk management organization will provide for a smooth transition and will ensure stability for the Bank. While this is part of a planned transition, we will miss her immensely both personally and professionally.”

Prior to joining the Bancorp and the Bank, Ms. Cerven was Vice President and Legal Counsel for Bank One and an Associate Attorney with Mayer, Brown & Platt. She is licensed to practice law in Indiana and Illinois. Cerven is a 2014 graduate of the American Bankers Association Stonier Graduate School of Banking, former chair of the Stonier Graduate School of Banking Advisory Board, and a Stonier capstone advisor and facilitator. She is also a former co-chair of the ABA’s General Counsels Group. She is the president of the South Shore Arts Board of Directors, Munster, Indiana, and serves on the Finance Council for St. Thomas More Church, Munster, Indiana, and on the Bioethics Committees for St. Catherine Hospital, East Chicago, Indiana and St. Mary Medical Center, Hobart, Indiana.

About Finward Bancorp

Finward Bancorp is a locally managed and independent financial holding company headquartered in Munster, Indiana, whose activities are primarily limited to holding the stock of Peoples Bank. Peoples Bank provides a wide range of personal, business, electronic and wealth management financial services from its 29 locations in Lake and Porter Counties in Northwest Indiana and the Chicagoland area. Finward Bancorp’s common stock is quoted on the NASDAQ Capital Market under the symbol FNWD. The website ibankpeoples.com provides information on Peoples Bank’s products and services, and Finward Bancorp’s investor relations.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth, and operating strategies of the Bancorp. For these statements, the Bancorp claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this communication should be considered in conjunction with the other information available about the Bancorp, including the information in the filings the Bancorp makes with the SEC. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of the Bancorp’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Bancorp’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the Bancorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, the Bancorp does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.